Exhibit 1.2

Execution Version

CHUBB INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

CHUBB LIMITED

TERMS AGREEMENT

December 3, 2019

To:	CHUBB INA HOLDINGS INC.

436 Walnut Street, WA06K

Philadelphia, PA 19106

CHUBB LIMITED

Bärengasse 32,

CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that Chubb INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell €700,000,000 aggregate principal amount of its senior debt securities due 2024 (the “Underwritten 2024 Securities”) and €700,000,000 aggregate principal amount of its senior debt securities due 2029 (the “Underwritten 2029 Securities” and, together with the Underwritten 2024 Securities, the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

With Respect to the Underwritten 2024 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2024 Securities

Merrill Lynch International	20.02%	€140,140,000
Barclays Bank PLC	20.00%	€140,000,000
Deutsche Bank AG, London Branch	20.00%	€140,000,000
Wells Fargo Securities International Limited	20.00%	€140,000,000
ANZ Securities, Inc.	2.22%	€15,540,000
BNY Mellon Capital Markets, LLC	2.22%	€15,540,000
Citigroup Global Markets Limited	2.22%	€15,540,000
HSBC Bank plc	2.22%	€15,540,000
ING Financial Markets LLC	2.22%	€15,540,000
J.P. Morgan Securities plc	2.22%	€15,540,000
MUFG Securities EMEA plc	2.22%	€15,540,000
RBC Europe Limited	2.22%	€15,540,000
Standard Chartered Bank	2.22%	€15,540,000
Total:	100%	€700,000,000

The Underwritten 2024 Securities shall have the following terms:

Title:	0.300% Senior Notes due 2024
Rank:	Senior Debt
Aggregate principal amount:	€700,000,000
Denomination:	€100,000 and integral multiples of €1,000 in excess thereof
Currency of payment:	Euro
Interest rate or formula:	0.300% per annum
Interest payment dates:	Each December 15, beginning December 15, 2020 (long first coupon)
Regular record dates:	(i) So long as the Underwritten 2024 Securities are represented by a global security, at the close of business on the business day (for this purpose, a day on which Clearstream Banking S.A. and Euroclear Bank SA/NV are open for business) immediately preceding the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date
Stated maturity date:	December 15, 2024
Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated December 3, 2019 to the Prospectus dated October 9, 2018,

●   Make-Whole Call prior to  November 15, 2024 (OBL + 15 bps)

●   Par Call on or after November 15, 2024

Sinking fund requirements:	None

Conversion or exchange provisions:	None
Listing requirements:	New York Stock Exchange
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.876% of the principal amount, plus accrued interest, if any, from December 6, 2019
Purchase price:	99.576% of the principal amount, plus accrued interest, if any, from December 6, 2019
Form:	Global certificate representing the Underwritten 2024 Securities registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of the common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A.
Applicable Time:	12:03 P.M. New York City time
Other terms and conditions:	The Underwritten 2024 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten 2024 Securities), the “Senior Indenture”). For purposes of the Underwritten 2024 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
London payment agent:	The Company and the Guarantor have appointed The Bank of New York Mellon, London Branch, as its London paying agent pursuant to a paying agency agreement to be dated December 6, 2019
Settlement date:	T+3 (December 6, 2019)
Closing date and location:	December 6, 2019; Sidley Austin LLP, New York, New York, 10019

With Respect to the Underwritten 2029 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2029 Securities

Merrill Lynch International	20.02%	€140,140,000
Barclays Bank PLC	20.00%	€140,000,000
Deutsche Bank AG, London Branch	20.00%	€140,000,000
Wells Fargo Securities International Limited	20.00%	€140,000,000
ANZ Securities, Inc.	2.22%	€15,540,000
BNY Mellon Capital Markets, LLC	2.22%	€15,540,000
Citigroup Global Markets Limited	2.22%	€15,540,000
HSBC Bank plc	2.22%	€15,540,000
ING Financial Markets LLC	2.22%	€15,540,000
J.P. Morgan Securities plc	2.22%	€15,540,000
MUFG Securities EMEA plc	2.22%	€15,540,000
RBC Europe Limited	2.22%	€15,540,000
Standard Chartered Bank	2.22%	€15,540,000
Total:	100%	€700,000,000

The Underwritten 2029 Securities shall have the following terms:

Title:	0.875% Senior Notes due 2029
Rank:	Senior Debt
Aggregate principal amount:	€700,000,000
Denomination:	€100,000 and integral multiples of €1,000 in excess thereof
Currency of payment:	Euro
Interest rate or formula:	0.875% per annum
Interest payment dates:	Each December 15, beginning December 15, 2020 (long first coupon)
Regular record dates:	(i) So long as the Underwritten 2029 Securities are represented by a global security, at the close of business on the business day (for this purpose, a day on which Clearstream Banking S.A. and Euroclear Bank SA/NV are open for business) immediately preceding the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date
Stated maturity date:	December 15, 2029
Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated December 3, 2019 to the Prospectus dated October 9, 2018,

●   Make-Whole Call prior to September 15, 2029 (DBR + 20 bps)

●   Par Call on or after September 15, 2029

Sinking fund requirements:	None
Conversion or exchange provisions:	None

Listing requirements:	New York Stock Exchange
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.895% of the principal amount, plus accrued interest, if any, from December 6, 2019
Purchase price:	99.445% of the principal amount, plus accrued interest, if any, from December 6, 2019
Form:	Global certificate representing the Underwritten 2029 Securities registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of the common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A.
Applicable Time:	12:03 P.M. New York City time
Other terms and conditions:	The Underwritten 2029 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten 2029 Securities), the “Senior Indenture”). For purposes of the Underwritten 2029 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
London payment agent:	The Company and the Guarantor have appointed The Bank of New York Mellon, London Branch, as its London paying agent pursuant to a paying agency agreement to be dated December 6, 2019
Settlement date:	T+3 (December 6, 2019)
Closing date and location:	December 6, 2019; Sidley Austin LLP, New York, New York, 10019

Notices: Notice to the Underwriters shall be directed to the following, as Representatives, as follows:

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Fax: +44 (0)20 7995 0048

Barclays Bank PLC

5 The North Colonnade, Canary Wharf

London E14 4BB

United Kingdom

Attention: Debt Syndicate

Fax: +44 (0)20 7516 7548

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Syndicate Desk

Fax: +44 (0) 207 545 4455

Wells Fargo Securities International Limited

33 King William Street

London EC4R 9AT

United Kingdom

Attention: DCM & Syndicate

Fax: +44 207 149 8391

All of the provisions contained in the document attached as Annex I hereto entitled “CHUBB INA HOLDINGS INC. (a Delaware corporation) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by CHUBB LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

By executing this Terms Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1 (Fixed-Price Non-Equity Related Issues)/New York Law Schedule (the “AMM”), save that clause 3 of the AMM shall not apply and, in the event of any conflict between the provisions of the AMM and this Terms Agreement, the terms of this Terms Agreement shall prevail. For the purposes of the AMM, “Managers” means the Underwriters, and the Lead Managers shall be “Representative(s)”, “Settlement Lead Manager” and “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means this Terms Agreement.

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593, as amended (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

a)

each of Merrill Lynch International, Barclays Bank PLC, Deutsche Bank AG, London Branch and Wells Fargo Securities International Limited (each a “Manufacturer” and together “the Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Underwritten Securities and the related information set out in the Prospectus/announcements in connection with the Underwritten Securities; and

b)

ANZ Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Limited, HSBC Bank plc, ING Financial Markets LLC, J.P. Morgan Securities plc, MUFG Securities EMEA plc, RBC Europe Limited, Standard Chartered Bank, the Company and Chubb Limited note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Underwritten Securities by the Manufacturers and the related information set out in the Prospectus/announcements in connection with the Underwritten Securities.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please accept this offer no later than 12:03 P.M. (New York City time) on December 3, 2019 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:	/s/ Adrien de Naurois
Name: Adrien de Naurois
Title: Managing Director

BARCLAYS BANK PLC

By:	/s/ Simon Allison
Name: Simon Allison
Title: Authorized Signatory

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Jacob Gearhart
Name: Jacob Gearhart
Title: Managing Director

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Matt Carter
Name: Matt Carter
Title: Head of International Debt Capital Markets Syndicate

Signature Page to Terms Agreement

ANZ SECURITIES, INC.

By:	/s/ Charles Lachman
Name: Charles Lachman
Title: President

Signature Page to Terms Agreement

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

Signature Page to Terms Agreement

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Simi Alabi
Name: Simi Alabi
Title: Delegated Signatory

Signature Page to Terms Agreement

HSBC BANK PLC

By:	/s/ Mary Guo
Name: Mary Guo
Title: Associate Director

Signature Page to Terms Agreement

ING FINANCIAL MARKETS LLC

By:	/s/ Ricardo Zemella
Name: Ricardo Zemella
Title: Managing Director, Head of US Debt Syndicate

By:	/s/ Cefas van den Tol
Name: Cefas van den Tol
Title: MD

Signature Page to Terms Agreement

J.P. MORGAN SECURITIES PLC

By:	/s/ Marc Lewell
Name: Marc Lewell
Title: Managing Director

Signature Page to Terms Agreement

MUFG SECURITIES EMEA PLC

By:	/s/ Trevor Kemp
Name: Trevor Kemp
Title: Authorized Signatory

Signature Page to Terms Agreement

RBC EUROPE LIMITED

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly Authorized Signatory

Signature Page to Terms Agreement

STANDARD CHARTERED BANK

By:	/s/ Rajan Bagri
Name: Rajan Bagri
Title: MD, FIG, DCM Europe & Americas

Signature Page to Terms Agreement

Accepted:

CHUBB INA HOLDINGS INC.

By:	/s/ Mark Hammond
Name: Mark Hammond
Title: Senior Vice President and
Chief Financial Officer

CHUBB LIMITED

By:	/s/ Joseph F. Wayland
Name: Joseph F. Wayland
Title: Executive Vice President,
General Counsel and Secretary

Signature Page to Terms Agreement

Schedule I

ISSUER FREE WRITING PROSPECTUS(ES)

Final Term Sheet dated December 3, 2019 (attached hereto as Schedule II)

Schedule II

CHUBB INA HOLDINGS INC.

FINAL TERM SHEET

Supplementing the Preliminary Prospectus	Filed Pursuant to Rule 433
Supplement dated December 3, 2019	Registration Statement No. 333-227749
(To Prospectus dated October 9, 2018)	and 333-227749-01

€1,400,000,000

Chubb INA Holdings Inc.

€700,000,000 0.300% Senior Notes due 2024

€700,000,000 0.875% Senior Notes due 2029

Each Fully and Unconditionally Guaranteed by

Chubb Limited

Pricing Term Sheet

December 3, 2019

Issuer:	Chubb INA Holdings Inc.

Issuer Legal Entity Identifier:	CZCBJZWDMLTHWJDXU843

Guarantor:	Chubb Limited

Offering Format:	SEC Registered

Security Type:	Senior Unsecured Notes

Description of Securities:	0.300% Senior Notes due 2024 (the “2024 Notes”) 0.875% Senior Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”)

Pricing Date:	December 3, 2019

Settlement Date:	December 6, 2019 (T+3)

Maturity Date:	2024 Notes: December 15, 2024 2029 Notes: December 15, 2029

Principal Amount:	2024 Notes: €700,000,000 2029 Notes: €700,000,000

Public Offering Price:	2024 Notes: 99.876% 2029 Notes: 99.895%

Coupon (Interest Rate):	2024 Notes: 0.300% per year 2029 Notes: 0.875% per year

Coupon Payment Dates:	2024 Notes: Annually on December 15, commencing December 15, 2020 (long first coupon) 2029 Notes: Annually on December 15, commencing December 15, 2020 (long first coupon)

Benchmark Government Security:		2024 Notes: OBL 0.00% due October 2024 #180 2029 Notes: DBR 0.00% due August 2029

Benchmark Government Security Price / Yield:		2024 Notes: 102.870 / -0.579% 2029 Notes: 103.335 / -0.338%

Spread to Benchmark Government Security:		2024 Notes: +90.4 basis points 2029 Notes: +122.4 basis points

Denomination:		€100,000 and integral multiples of €1,000 in excess thereof

Day Count Convention:		Actual/Actual (ICMA)

Yield to Maturity:		2024 Notes: 0.325% 2029 Notes: 0.886%

Mid-Swaps:		2024 Notes: -0.225% 2029 Notes: 0.066%

Spread to Mid-Swaps:		2024 Notes: + 55 basis points 2029 Notes: + 82 basis points

Optional Redemption:		In each case as described in the Preliminary Prospectus Supplement –
	2024 Notes:	● Make-Whole Call prior to November 15, 2024 (OBL + 15 basis points)
● Par Call on or after November 15, 2024

	2029 Notes:	● Make-Whole Call prior to September 15, 2029 (DBR + 20 basis points)
● Par Call on or after September 15, 2029

Listing:		The Issuer intends to apply to list the Notes on the New York Stock Exchange

CUSIP/ISIN/Common Code:		2024 Notes: 171239 AE6 / XS2091604715 / 209160471 2029 Notes: 171239 AF3 / XS2091606330 / 209160633

Joint Book-Running Managers:		Merrill Lynch International Barclays Bank PLC Deutsche Bank AG, London Branch Wells Fargo Securities International Limited

Co-Managers:

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Limited

HSBC Bank plc

ING Financial Markets LLC

J.P. Morgan Securities plc

MUFG Securities EMEA plc

RBC Europe Limited

Standard Chartered Bank

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in these offerings will arrange to send you the prospectus if you request it by calling Merrill Lynch International toll-free at 1-800-294-1322, Barclays Bank PLC toll-free at 1-888-603-5847, Deutsche Bank AG, London Branch toll-free at 1-800-503-4611 and Wells Fargo Securities International Limited toll-free at 1-800-645-3751.

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA.

This pricing term sheet is not a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129.

The communication of this pricing term sheet and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons in the United Kingdom to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing term sheet relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing term sheet or any of its contents.

Relevant stabilisation regulation including FCA/ICMA will apply.

3

Annex I

UNDERWRITING AGREEMENT

[Filed as Exhibit 1.1 to Form 8-K and not included herein]